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VERINT SYSTEMS INC.

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The following contains transcript excerpts of a presentation made to employees of Verint Systems Inc. located in the Americas on September 3, 2025 and a copy of the accompanying slides. The presentation was made available for replay on September 3, 2025.

Operator:

Welcome and thank you for joining today’s America’s Company Call All Hands. Please note that all audio connections are muted at this time and as a reminder the conference is being recorded. If you require technical assistance please send a chat to the Intellor Events host.

With that I’ll turn the conference over to Chairman and CEO Dan Bodner. Please go ahead.

Dan Bodner, CEO and Chairman

Thank you and hello everyone. I’d like to start my comments with recognizing our strong performance in the second quarter. In Q2 we achieved 6.4% year-over-year growth in our ARR, $8 million ahead of our guidance, and the AI portion of ARR grew more than 20%, now representing 51% of our total ARR. This is another important milestone, great results, and endorsement to our CX automation market leadership. I’d like to thank all volunteers for the hard work and dedication to strong innovations and customer centricity. I’d like next to discuss the announcement we made last week about the Thoma Bravo acquisition.

So a week ago we announced that Thoma Bravo will be investing two billion dollars behind our CX automation strategy. This is a great endorsement to our market leadership and to our vision. As we all know the CX automation market is in the early stages and the potential is huge, but also it’s a very competitive market.

This two billion dollar investment is not only an endorsement of our vision and growth strategy, but also will allow Verint to have access to deep pockets and the capital we need to continue to innovate and win in this very exciting opportunity that is ahead of us. Since the acquisition we’ve done a lot of work in communication. I’d like to highlight some of the things we’ve done and the feedback we heard from the different constituents.

So last week as we announced the acquisition and go private we provided employees with a FAQ. We got a lot of additional questions from employees and we are working now on a more detailed FAQ which will be provided early next week.

And of course in the meantime if you have questions please ask your manager or go to HR. For the sales people we have provided FAQ to be able to address customer questions and generally the customer feedback is quite positive in terms of the opportunity for Verint. And again any customer questions that are not addressed by the FAQ please provide these questions and we’ll continue to update this document.

I also sent a letter to our customers and partners explaining the rationale, the strategic rationale for Verint and our commitment to continue to innovate across all our products in the platform. And I would say that so far we’ve received positive feedback from our customers as well. We started to update our analysts and this media briefings but we intend to do much more of that next week in our Engage conference.

And we want to make sure that our analyst community understand what is the potential for this acquisition for Verint going forward. And again there’s some analyst notes but we expect much more and we will share these notes across the company. So you will see how the market is reacting to the Verint news.

And then of course we are now operating the company as a public company. We signed the deal but it’s not closed yet. We expect the deal to be closed by the end of the year, in the next four months.

And until then we continue to operate as usual as a public company. At the same time we are providing you with my commitment that we will continue to update on anything that is going to develop between signing and closing, including on the specific time of closing as that will be becoming evident over time. There are basically two things that we need to achieve between signing and closing from the deal perspective.

One is to get the regulatory approval for the deal. And then there’s a shareholder meeting where the shareholder needs to vote for the deal. And once we achieve these two steps we’ll be able to close the deal and to move on to continue to execute our strategy as a private company.

So we’ll provide ongoing communication as they become available and I look forward to continue to discuss the next step in our great journey as a private company and as a leader in the CX automation market. And with that I’d like to turn it over to Elan to go over the Q2 performance in more details.

Americas Company All Hands September 2025 © 2025Verint Systems Inc. All Rights Reserved Worldwide. 1

Press Release Highlights

- Endorsement of Verint's CX Automation vision and leadership
- We are in the early stages of the CX Automation market
- This is a $2 billion investment in growth

Verint Agrees to Be Acquired by Thoma Bravo for $2 Billion

Verint Common Shareholders to Receive $20.50 in Cash, Representing an 18% Premium to Verint's Unaffected Share Price

MELVILLE, N.Y., August 25, 2025 – Verint® (NASDAQ: VRNT), The CX Automation Company(TM), announced today that it has entered into a definitive agreement to be acquired by Thoma Bravo, a leading software investment firm, in an all-cash transaction reflecting an enterprise value of $2 billion. Under the terms of the agreement, Verint common shareholders will receive $20.50 per share in cash, an 18% premium to Verint's 10-day volume weighted average share price up to June 25, 2025 (unaffected share price), the last day prior to media reports regarding a potential sale of the Company.

"Thoma Bravo's investment is a testament to our CX Automation category leadership. Leading brands around the world are reporting strong AI business outcomes with the Verint CX Automation Platform. We are making good progress in delivering AI-powered solutions to an early stage CX Automation market, and we recently announced that our AI Annual Recurring Revenue (ARR) now represents 50% of our total ARR. We look forward to extending our category leadership together with Thoma Bravo," said Verint CEO and Chairman Dan Bodner.

Mike Hoffmann, a Partner at Thoma Bravo, added: "Verint's market leading CX Automation platform, enterprise customer base and talented employees position it well to shape the future of customer experience with AI as part of the Thoma Bravo portfolio. At the closing of the transaction, Verint will join forces with Thoma Bravo portfolio company Calabrio. The opportunity to automate CX workflows with an AI-powered platform is significant, and the combined company will have the industry's broadest CX platform arming brands of all sizes with strong AI business outcomes."

RESTRICTED INTERNAL USE ONLY. No external distribution of these materials permitted. Confidential and proprietary information of Verint Systems Inc. © 2025 Verint Systems Inc. All Rights Reserved Worldwide.

Communications Plan Employee FAQ Sales FAQ CEO Letter to our Customers and Partners Analyst and Media Briefings Commitment to ongoing communications © 2025 Verint Systems Inc. All marks referenced herein are trademarks, registered or otherwise, of Verint Systems Inc. (“Verint”), its subsidiaries, or its respective licensor owners. All Rights Reserved Worldwide. 3

Forward Looking Statements This communication contains and the other filings and press releases of Verint Systems Inc. may contain forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future. In some cases, you can identify forwardlooking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on management’s current beliefs, as well as assumptions made by, and information currently available to, Verint, all of which are subject to change. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect Verint’s business and the price of its common stock; (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the receipt of certain regulatory approvals; (iii) the failure to obtain stockholder approval of the proposed transaction; (iv) the occurrence of any fact, event, change, development or circumstance that could give rise to the termination of the transaction agreement, including in circumstances requiring Verint to pay a termination fee; (v) the effect of the announcement or pendency of the proposed transaction on Verint’s business relationships, operating results and business generally; (vi) risks that the proposed transaction disrupts Verint’s current plans and operations; (vii) Verint’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom it does business, in light of the proposed transaction; (viii) risks related to the diversion of management’s attention from Verint’s ongoing business operations; (ix) unexpected costs, charges or expenses resulting from the proposed transaction; (x) the ability of Calabrio to obtain financing for the proposed transaction; (xi) potential litigation relating to the proposed transaction that could be instituted against the parties to the transaction agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; (xii) continued availability of capital and financing and rating agency actions; (xiii) certain restrictions during the pendency of the proposed transaction that may impact Verint’s ability to pursue certain business opportunities or strategic transactions; and (xiv) other risks described in Verint’s filings with the SEC, such risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of Verint’s Annual Report on Form 10-K filed with the SEC on March 26, 2025 and subsequent filings. No list or discussion of risks or uncertainties should be considered a complete statement of all potential risks and uncertainties. Unlisted or unknown factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the proposed transaction and/or Verint’s consolidated financial condition, results of operations, credit rating or liquidity. The forward-looking statements speak only as of the date they are made. Verint undertakes no obligation to provide revisions or updates to any forward-looking statements, whether as a result of new information, future events or otherwise, should circumstances change, except as otherwise required by law. © 2025 Verint Systems Inc. All Rights Reserved Worldwide.

Other Legal Disclaimers Additional Information and Where to Find It This communication may be deemed to be solicitation material in respect of the transaction between Verint Systems Inc., Calabrio Inc. and Viking Merger Sub, Inc. Verint expects to announce a special meeting of stockholders as soon as practicable to obtain stockholder approval of the proposed transaction. In connection with the transaction, Verint intends to file relevant materials with the SEC, including a proxy statement in preliminary and definitive form. INVESTORS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Verint with the SEC at the SEC’s website at www.sec.gov, at Verint’s website at www.verint.com or by sending a written request to Verint in care of the Corporate Secretary, at Verint Systems Inc., 225 Broadhollow Road, Melville, New York 11747. Participants in the Solicitation The directors and executive officers of Verint, and other persons, may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Verint’s directors and executive officers is available in Verint’s definitive proxy statement filed with the SEC on May 8, 2025 in connection with Verint’s 2025 annual meeting of stockholders. This document can be obtained free of charge from the sources indicated above. Other information regarding persons who may be deemed participants in the solicitation of proxies and a description of their interests, by security holdings or otherwise, will be included in the proxy statement relating to the transaction (when available) and other relevant materials to be filed with the SEC. © 2025 Verint Systems Inc. All Rights Reserved Worldwide.

Forward-Looking Statements

This communication contains and the other filings and press releases of Verint Systems Inc. may contain forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on management’s current beliefs, as well as assumptions made by, and information currently available to, Verint, all of which are subject to change. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect Verint’s business and the price of its common stock; (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the receipt of certain regulatory approvals; (iii) the failure to obtain stockholder approval of the proposed transaction; (iv) the occurrence of any fact, event, change, development or circumstance that could give rise to the termination of the transaction agreement, including in circumstances requiring Verint to pay a termination fee; (v) the effect of the announcement or pendency of the proposed transaction on Verint’s business relationships, operating results and business generally; (vi) risks that the proposed transaction disrupts Verint’s current plans and operations; (vii) Verint’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom it does business, in light of the proposed transaction; (viii) risks related to the diversion of management’s attention from Verint’s ongoing business operations; (ix) unexpected costs, charges or expenses resulting from the proposed transaction; (x) the ability of Calabrio to obtain financing for the proposed transaction; (xi) potential litigation relating to the proposed transaction that could be instituted against the parties to the transaction agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; (xii) continued availability of capital and financing and rating agency actions; (xiii) certain restrictions during the pendency of the proposed transaction that may impact Verint’s ability to pursue certain business opportunities or strategic transactions; and (xiv) other risks described in Verint’s filings with the SEC, such risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of Verint’s Annual Report on Form 10-K filed with the SEC on March 26, 2025 and subsequent filings. No list or discussion of risks or uncertainties should be considered a complete statement of all potential risks and uncertainties. Unlisted or unknown factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the proposed transaction and/or Verint’s consolidated financial condition, results of operations, credit rating or liquidity. The forward-looking statements speak only as of the date they are made. Verint undertakes no obligation to provide revisions or updates to any forward-looking statements, whether as a result of new information, future events or otherwise, should circumstances change, except as otherwise required by law.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the transaction between Verint Systems Inc., Calabrio Inc. and Viking Merger Sub, Inc. Verint expects to announce a special meeting of stockholders as soon as practicable to obtain stockholder approval of the proposed transaction. In connection with the transaction, Verint intends to file relevant materials with the SEC, including a proxy statement in preliminary and definitive form. INVESTORS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Verint with the SEC at the SEC’s website at www.sec.gov, at Verint’s website at www.verint.com or by sending a written request to Verint in care of the Corporate Secretary, at Verint Systems Inc., 225 Broadhollow Road, Melville, New York 11747.

Participants in the Solicitation

The directors and executive officers of Verint, and other persons, may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Verint’s directors and executive officers is available in Verint’s definitive proxy statement filed with the SEC on May 8, 2025 in connection with Verint’s 2025 annual meeting of stockholders. This document can be obtained free of charge from the sources indicated above. Other information regarding persons who may be deemed participants in the solicitation of proxies and a description of their interests, by security holdings or otherwise, will be included in the proxy statement relating to the transaction (when available) and other relevant materials to be filed with the SEC.